SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2004

YADKIN VALLEY COMPANY

(Exact name of registrant as specified in its charter)

NORTH CAROLINA	1-14081	56-1249566
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Post Office Box 18747 Raleigh, North Carolina	27619
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 716-2266

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Change in Registrant’s Certifying Accountant.

On September 20, 2004, our Board of Directors appointed Dixon Hughes PLLC as our independent accountants to audit our consolidated financial statements for 2004. Dixon Hughes PLLC will replace KPMG LLP which audited our financial statements for 2003 and has served as our independent accountants since 1997.

In connection with KPMG LLP’s audits of the two years ended December 31, 2002 and 2003, and through the Board’s action dismissing KPMG LLP on September 20, 2004, there have been no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to KPMG LLP’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on our financial statements.

KPMG LLP’s audit reports on our consolidated financial statements as of and for the years ended December 31, 2002 and 2003 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting.

During 2002 and 2003, and through the date of the Board’s action, there have been no “reportable events” requiring disclosure pursuant Item 304(a)(1)(v) of Regulation S-K or any “consultations” with Dixon Hughes PLLC of a type requiring disclosure pursuant to Item 304(a)(2) of Regulation S-K.

Item	9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibit accompanies this Report:

Exhibit No.	Exhibit Description
16.1	Copy of letter from KPMG LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

YADKIN VALLEY COMPANY
(Registrant)

Date: September 24, 2004	By:	/S/ David S. Perry
David S. Perry
President